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Exhibit 10.3

BUY-SELL AGREEMENT

        This BUY-SELL AGREEMENT (the "Agreement"), dated as of this 13th day of June, 2002, is entered into by and among Stephen A. Wynn, an individual ("Wynn"), Kazuo Okada, an individual ("Okada"), Aruze USA, Inc., a Nevada corporation ("Aruze"), and Aruze Corp., a Japanese public corporation ("Aruze Parent").

W I T N E S S E T H:

        WHEREAS, the members of Valvino Lamore, LLC, a Nevada limited liability company (the "LLC"), have agreed to contribute their interests in the LLC to Wynn Resorts, Limited, a Nevada corporation (the "Company"), in exchange for Shares in the Company (the "Contribution"); and

        WHEREAS, the parties desire to enter into this Agreement to facilitate the financing of the Company and help resolve potential future issues related to the Company's ability to obtain gaming licenses and comply with gaming laws.

        NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

1.
Definitions.    For purposes of this Agreement:

(a)
"Closing Prices" means, with respect to each Share, (i) the last reported sale price regular way or, in the case no such sale takes place on such day, the average of the closing bid and asked prices regular way, on the principal national securities exchange on which such class or series of Shares is listed or admitted for trading, or (ii) if such class or series of Shares is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for such class or series of Shares, for all such purposes as reported by Bloomberg Financial Markets or The Wall Street Journal if Bloomberg Financial Markets is no longer reporting such information, or a similar service if Bloomberg Financial Markets and The Wall Street Journal are no longer reporting such information.

(b)
"Fair Market Value" means, with respect to each Share of any class or series for any Wynn Notice Date (as defined in Section 3(a)), (i) the average of the daily Closing Prices for the twenty consecutive trading days prior to such Wynn Notice Date, or (ii) if on such Wynn Notice Date the Shares of such class or series of Shares are not listed or admitted for trading on any national securities exchange and are not quoted on Nasdaq or any similar service, the fair market value, as determined by a nationally recognized valuation firm mutually acceptable to Wynn and Aruze.

(c)
"Investment Amount" means, with respect to each Share of any class or series for any Wynn Notice Date, (i) the aggregate amount of cash contributed to the LLC by Aruze, reduced by any distributions by the LLC or the Company to Aruze, plus interest, compounded annually, at the rate of two percent (2%) per annum on the balance of such amount from time to time, divided by (ii) the total number of Shares issued to Aruze upon the contribution of its interest in the LLC to the Company, as appropriately adjusted for any subsequent stock dividend, stock split, reverse stock split, recapitalization, consolidation, or similar event.

(d)
"Licensing Event" means (i) a recommendation by the Nevada State Gaming Control Board to the Nevada Gaming Commission that the applications of Aruze Parent, Aruze, and/or Okada be denied, or that Aruze Parent, Aruze, and/or Okada be found unsuitable; (ii) a vote by the Nevada Gaming Commission to deny the applications of Aruze Parent, Aruze, and/or Okada, or to find Aruze Parent, Aruze, and/or Okada unsuitable; (iii) a request for withdrawal of applications by Aruze Parent, Aruze, and/or Okada in respect of the Company;

    or (iv) failure of Aruze Parent, Aruze, and/or Okada to file all necessary applications in respect of the Company within 90 days after the filing of the application by the Company.

  (e)
  "Operating Agreement" means that certain Amended and Restated Operating Agreement of the LLC, effective as of October 3, 2000, as amended and/or restated from time to time.

  (f)
  "Second Amendment" means that certain Second Amendment, dated February 18, 2002, to the Operating Agreement.

  (g)
  "Shares" means the shares of capital stock of the Company.

  (h)
  "Stockholders Agreement" means that certain Stockholders Agreement, dated as of April 11, 2002, by and among the members of the LLC, as it may be amended and/or restated from time to time.

  (i)
  "Third Amendment" means that certain Third Amendment, effective as of April 11, 2002, to the Operating Agreement.

2.
Gaming Matters.    If required by any gaming authority, Aruze, Aruze Parent, and Okada shall, and shall cause their respective related parties to, promptly submit such personal history and financial history, cooperate in any investigation, and diligently seek a finding of suitability or other gaming registration or license. Aruze, Aruze Parent, or Okada, as the case may be, shall keep Wynn informed, in advance, of all proceedings in which any of them or their related parties are engaged before a gaming authority, including without limitation by providing Wynn with copies of any correspondence from or to any gaming authority and any written materials to be submitted in connection with such proceedings.

3.
Purchase and Sale of Aruze's Shares.

(a)
Upon the occurrence of a Licensing Event, Aruze shall provide prompt written notice thereof to Wynn. Upon the occurrence of a Licensing Event, Wynn or his designee shall have until 60 days after the date of Aruze's notice to Wynn of the Licensing Event, to elect by written notice to Aruze to purchase some or all of Aruze's Shares for a price equal to the lesser of (i) the Fair Market Value of the purchased Shares as of the date of the Wynn notice to Aruze (the "Wynn Notice Date"), or (ii) the Investment Amount of the purchased Shares as of the Wynn Notice Date. The purchase price shall be paid, in full, by delivering to Aruze a promissory note, in the form attached hereto as Exhibit A, duly executed by the purchaser. The purchase and sale of the Shares shall take place on a date 15 days after the Wynn Notice Date.

(b)
The dates provided in this Section 3 for the purchase and sale of Shares shall be adjusted by Wynn if necessary to comply with any applicable securities laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any other applicable law.

(c)
Each of Aruze, Aruze Parent, and Okada hereby represents and warrants to Wynn that Aruze will deliver good and marketable title to any Shares purchased hereunder, free and clear of all liens, security interests, or other encumbrances of any nature whatsoever.

4.
Escrow.    All Shares owned by Aruze, Aruze Parent, Okada, or any transferee of any of them shall be held in escrow by Wynn to secure their obligations hereunder, together with executed stock powers in blank and such other documents as may be required to effect the sale of Shares contemplated hereunder.

5.
Transferee Bound by Agreement.    If Aruze, or its transferee, proposes to transfer any of its Shares, the proposed transferee shall be required, as a condition of such transfer, to agree in writing to assume all obligations of the transferor hereunder; provided, however, that any such transfer shall not release Aruze, Aruze Parent, Okada, or any such transferee from any liability hereunder.

6.
Effective Time; Termination of Prior Agreements.    This Agreement shall become effective at the time of the Contribution. At such time the Second Amendment, Paragraph 20 of the Third Amendment, and Section 11 of the Stockholders Agreement are hereby terminated and shall be of no further force or effect. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

7.
Miscellaneous.

(a)
Conflicts.    In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Operating Agreement or the Stockholders Agreement, the terms and conditions of this Agreement shall control.

(b)
Further Assurances.    Each party hereto agrees to cooperate with the other parties by executing such other documents and taking such other actions as may be necessary or appropriate to carry out the provisions of this Agreement.

(c)
Amendments.    This Agreement may not be amended except by a written agreement executed by all of the parties.

(d)
Legend.    Wynn and Aruze agree to cause the Company to imprint on all certificates representing Shares owned by Aruze or any transferee the following restrictive legend (in addition to any other legend required by applicable laws):

    "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A BUY-SELL AGREEMENT DATED AS OF JUNE    , 2002, WHICH PLACES CERTAIN RESTRICTIONS ON, AND IMPOSES CERTAIN OBLIGATIONS IN CONNECTION WITH, THE TRANSFER AND OWNERSHIP OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO HAVE AGREED TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH BUY-SELL AGREEMENT IN THE SAME MANNER AS THE TRANSFEROR OF SUCH SHARES. A COPY OF SUCH BUY-SELL AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS."

  (e)
  Transfers in Violation Void.    Any transfer of any Shares in violation of this Agreement shall be null and void ab initio, and no effect shall be given to any such transfer.

  (f)
  Notices.    Any and all notices, requests, claims, demands and other communications by any party hereto to any other party, required or desired to be given hereunder, shall be in writing and shall be deemed validly given and received (i) if served personally, (ii) if delivered by a nationally recognized overnight courier service, such as Federal Express, providing proof of delivery, (iii) if sent by telegram, telex, or telecopy, or (iv) three days after it is posted with the United States Postal Service if it is sent via certified mail, return receipt requested, postage prepaid. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to Wynn:	Mr. Stephen A. Wynn c/o Wynn Resorts, Limited 3145 Las Vegas Boulevard South Las Vegas, Nevada 89109 Facsimile: 702.791.0167
If to Aruze, Aruze Parent, or Okada:	Aruze USA, Inc. 745 Grier Drive Las Vegas, Nevada 89119 Facsimile: 702.361.3407 Attention: Koiki Ohba
With a copy to:	Holland & Knight LLP 633 West Fifth Street, 21st Floor Los Angeles, California 90071 Facsimile: 213.896.2450 Attention: Tasha D. Nguyen, Esq.

    or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

  (g)
  Severability.    If any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in this Agreement.

  (h)
  Specific Performance.    Each of the parties acknowledges that a breach of this Agreement will cause the other parties hereto to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that the parties shall be entitled to the remedy of specific performance and other equitable relief.

  (i)
  Governing Law.    The laws of the State of Nevada applicable to contracts made in that State, without giving effect to its conflict of law rules, shall govern the validity, construction, performance, and effect of this Agreement.

  (j)
  Jurisdiction.    Each party hereby irrevocably submits to the exclusive jurisdiction and venue of the state courts of the State of Nevada in any proceeding arising in connection with this Agreement. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

  (k)
  Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement. This Agreement shall not be effective as to any party hereto until such time as this Agreement or a counterpart thereof has been executed and delivered by each party hereto.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by Wynn, Okada, and a duly authorized officer of each of Aruze and Aruze Parent on the day and year first written above.

/s/ STEPHEN A. WYNN Stephen A. Wynn
/s/ KAZUO OKADA Kazuo Okada

ARUZE USA, INC.
By:	/s/ KAZUO OKADA
Name:	Kazuo Okada
Title:	Chairman
ARUZE CORP.
By:	/s/ KAZUO OKADA
Name:	Kazuo Okada
Title:	President

EXHIBIT A
PROMISSORY NOTE

$[ ]	Las Vegas, Nevada
, 20

        FOR VALUE RECEIVED,                        (the "Maker") hereby absolutely and unconditionally promises to pay to Aruze USA, Inc. (the "Holder"), prior to or on                             [ninth anniversary of delivery], 20    , in immediately available funds, the principal amount of $ [                        ] or, if less, the aggregate principal amount of this Note outstanding on such date, and to pay interest on the unpaid principal amount hereof, in immediately available funds, annually in arrears on each anniversary of the date hereof (or the next succeeding business day), at the rate of 2% per annum. Notwithstanding any other provision hereof, in no event shall this Note bear interest at a rate exceeding the maximum rate permitted by applicable law.

        This Note evidences the purchase price payable by the Maker to the Holder pursuant to a Buy-Sell Agreement entered into by and among Stephen A. Wynn, an individual, Kazuo Okada, an individual, Aruze USA, Inc., a Nevada corporation, and Aruze Corp., a Japanese public corporation, dated as of June    , 2002. This Note may be prepaid in whole or in part at any time without penalty or premium.

        No delay or omission on the part of the Holder or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or any other right of the Holder or of such holder, nor shall any delay, omission or waiver of any one occasion be deemed a bar to or waiver of the same or any other right or any other occasion. The Maker and every endorser and guarantor of this Note regardless of the time, order or place of signing hereby waives presentment, demand, protest and notice of every kind, and assents to any extension or postponement of the time for payment or any other indulgence.

        Holder and Maker shall each bear their own costs and expenses in connection with this Note, including legal and other professional fees and expenses.

        THIS NOTE SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA (WITHOUT REFERENCE TO CONFLICTS OF LAW).

        This Note will be binding upon Maker and his successors and assigns, and inure to the benefit of Holder and its successors and assigns.

        IN WITNESS WHEREOF, the Maker has caused this Note to be executed by its duly authorized officer to take effect as of the date first written above.

By:

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  Exhibit 10.3
BUY-SELL AGREEMENT
EXHIBIT A PROMISSORY NOTE